SECURITIES AND EXCHANGE COMMISSION
                    Washington, DC 20549


                           FORM 8-K

                        CURRENT REPORT


            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

              Date of Report:  November 17, 1995


                    NPC INTERNATIONAL, INC.
    (Exact name of registrant as specified in its charter)

                            Kansas
                   (State of incorporation)

        0-13007                           48-0817298
      (Commission                        (IRS Employer
      File Number)                       Identification No.)

720 W. 20th Street, Pittsburg, Kansas        66762
(Address of principal executive office)      (Zip Code)


        Registrant`s telephone number:  (316-231-3390)



Item 5.     Other events

      NPC International, Inc. announced yesterday that on November 7, 1995, a petition was filed in the District Court of Wyandotte County, Kansas by Charles Miller and Kenneth Steiner, individually and on behalf of all others similarly situated, against O. Gene Bicknell, Chairman of the Board and Chief Executive Officer, James K. Schwartz, President and Chief
Operating Officer, and Troy D. Cook, Vice President-Finance and Chief Financial Officer (collectively, the ``Management Group``) and NPC International, Inc. The suit seeks class action status, injunctive relief, unspecified monetary damages and attorney fees arising from the Management Group`s initial proposal to purchase the publicly held common stock of the Company for $9.00 per share.

      The Company believes the lawsuit is without merit and will vigorously defend the litigation.

      NPC has delegated the authority to review and evaluate the proposed transaction with the Management Group to a Special Committee of the Board of Directors consisting of the independent directors. The Special Committee has retained CS First Boston as its independent financial advisor and has retained its own legal counsel.

     The following Exhibits follow:

          Exhibit 1 - Class Action Petition, Case No. 95C 05077
          Exhibit 2 - Press Release dated November 16, 1995


                          SIGNATURES

            Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              NPC INTERNATIONAL, INC.

Date:  November 17, 1995      By: Troy Cook
                              Vice President and
                              Chief Financial Officer